Exhibit 99.1
Exterran Holdings Announces New $1.1 Billion Credit Facility
HOUSTON, July 11, 2011 — Exterran Holdings, Inc. (NYSE: EXH) today announced the execution of a new, five-year, $1.1 billion senior secured revolving credit facility with a syndicate of banks arranged by Wells Fargo Securities, LLC, BNP Paribas Securities Corp., Credit Agricole Corporate and Investment Bank, RBC Capital Markets, LLC and RBS Securities Inc., as Joint Lead Arrangers and Joint Book Runners. Wells Fargo Bank, National Association, is Administrative Agent under the new facility, and BNP Paribas, Credit Agricole Corporate and Investment Bank, Royal Bank of Canada and The Royal Bank of Scotland PLC, are Co-Syndication Agents.
The new facility, which matures in July 2016, replaces Exterran Holdings’ former senior secured credit facility, which consisted of an $850 million revolving credit facility due August 2012 and an $800 million term loan facility due June 2013.
“We appreciate the continued support of our lender group and are pleased with the terms of our new credit facility, which has covenants similar to our former facility and an initial interest rate borrowing cost of LIBOR plus 1.75%. We expect this new facility to provide us with financial flexibility to continue our drop down strategy with Exterran Partners and to permit us to invest further growth capital in our business,” said J. Michael Anderson, Senior Vice President and Chief Financial Officer of Exterran Holdings.
About Exterran Holdings
Exterran Holdings, Inc. is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications. Exterran Holdings serves customers across the energy spectrum—from producers to transporters to processors to storage owners. Headquartered in Houston, Texas, Exterran has over 10,000 employees and operates in approximately 30 countries. Exterran Holdings owns an equity interest in Exterran Partners, L.P. (NASDAQ: EXLP). For more information, visit www.exterran.com.
Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Exterran Holdings, which could cause actual results to differ materially from such statements including, but not limited to, statements related to the expected benefits of the refinancing.
While Exterran Holdings believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on Exterran Holdings and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil and natural gas and the impact on the price of oil and natural gas; Exterran Holdings’ ability to timely and cost-effectively execute larger projects; changes in political or economic conditions in key operating markets, including international markets; changes in safety, health, environmental and other regulations; and the performance of Exterran Partners.
These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings’ Annual Report on Form 10-K for the year ended December 31, 2010, and those set forth from time to time in Exterran Holdings’ filings with the Securities and Exchange Commission. Except as required by law, Exterran Holdings expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.
Exterran Contact Information:
Investors: David Oatman (281) 836-7035
Media: Susan Nelson (281) 836-7297
SOURCE: Exterran Holdings, Inc.